                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                KCS Energy, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                KCS ENERGY, INC.
                          PRINCIPAL EXECUTIVE OFFICE:
                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837
                                 (908) 632-1770

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

     The Annual Meeting of Stockholders of KCS Energy, Inc. (the "Meeting") will be held on May 16, 1996, in the ballroom of the Sheraton at Woodbridge Place, 515 Route 1 South, Iselin, New Jersey at 10:00 a.m. local time for the following purposes:

          1. To elect three directors to serve until the Annual Meeting of Stockholders in 1999;

          2. To take action upon any other business as may properly come before the Meeting, or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 1, 1996, as the record date for the determination of the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          By Order of the Board of Directors

                                          HENRY A. JURAND
                                          Secretary

April 8, 1996

                            ------------------------

                                   IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE MEETING. PLEASE USE THE ACCOMPANYING POSTAGE-PAID ENVELOPE.

                                KCS ENERGY, INC.
                              379 THORNALL STREET
                            EDISON, NEW JERSEY 08837
                                 (908) 632-1770

                                PROXY STATEMENT

     The Proxy Statement and the accompanying Proxy Card are being mailed to stockholders, commencing April 1, 1996, in connection with the solicitation by the Board of Directors of KCS Energy, Inc. (hereinafter called the "Corporation" or "KCS") of proxies to be used at the Annual Meeting (the "Meeting") of the stockholders of the Corporation to be held on May 16, 1996, at the hour and place set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors of the Corporation. The cost of soliciting these proxies will be borne by the Corporation, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to and solicitation of proxies from the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by directors, officers and employees of the Corporation and its subsidiaries, or by use of an independent proxy solicitor.

               VOTING SECURITIES AND OWNERSHIP THEREOF BY CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     As of March 1, 1996, there were outstanding 11,522,487 shares of the Corporation's Common Stock, which is the only class of capital stock entitled to vote at the Meeting. These shares were held by 1,383 holders of record. Each holder of Common Stock is entitled to one vote for each share held. As stated in the Notice of Annual Meeting, holders of record of the Common Stock at the close of business on April 1, 1996, will be entitled to vote at the Meeting or any adjournment thereof.

     (a) Under the rules of the Securities and Exchange Commission, for the purpose of the following table, a beneficial owner of a security includes any person who, directly or indirectly, has or shares voting power and/or investment power with respect to such security. To the knowledge of the Corporation, the following persons owned beneficially more than 5% of the outstanding Common Stock of the Corporation as of March 1, 1996:

                      NAME AND ADDRESS OF                     NO. OF SHARES OF       % OF CLASS
                        BENEFICIAL OWNER                        COMMON STOCK         OUTSTANDING
    --------------------------------------------------------  ----------------       -----------
    Stewart B. Kean.........................................       690,336(1)(3)        5.99%
      P.O. Box 1
      Elizabeth, NJ 07207
    Stewart B. Kean, John Kean and M.A. Raynolds
      as co-trustees........................................     1,061,472(2)           9.21%
      One Elizabethtown Plaza
      Union, NJ 07083
    Kennedy Capital Management, Inc.........................       653,075(1)           5.67%
      425 North New Ballas Road
      St. Louis, MO 63141

- ---------------
(1) Beneficial owner indicated has sole voting and investment power with respect to these shares.

(2) Beneficial owners indicated share voting and investment power with respect to these shares. Includes 58,392 shares held by Stewart B. Kean, a director of the Corporation, and John Kean, as sole co-trustees under certain trusts and 40,620 shares held by Stewart B. Kean and John Kean, Jr., as sole co-trustees under certain trusts.

(3) Includes shares that are allocated to the beneficial owner's account under 401(k) plans.

     (b) The following information pertains to KCS Common Stock beneficially owned, directly or indirectly, by each director and executive officer and by all directors and executive officers of KCS as a group as of March 1, 1996:

                                                                NUMBER OF            % OF
                    NAME OF BENEFICIAL OWNER                    SHARES(1)          CLASS(6)
    ---------------------------------------------------------  -----------         ---------
    Stewart B. Kean..........................................    690,336(3)           5.81%
                                                               1,061,472(2)           8.94%
    James W. Christmas.......................................    567,312(3)(5)        4.78%
    C. R. Devine.............................................     94,716(3)           *
    Joel D. Siegel...........................................     89,992(3)(4)        *
    Henry A. Jurand..........................................     64,056(3)           *
    Christopher A. Viggiano..................................     36,492(3)           *
    Harry Lee Stout..........................................     34,378(3)           *
    James E. Murphy, Jr......................................     14,740(3)           *
    G. Stanton Geary.........................................      5,625(3)           *
    Robert G. Raynolds.......................................          527            *
    12 Directors and Officers as a group.....................    2,659,646           22.40%

- ---------------
  * Less than 1%

(1) Beneficial owner indicated has sole voting and investment power with respect to these shares.

(2) Beneficial owner indicated shares voting and investment power with respect to these shares.

(3) Includes shares that (i) may be purchased as a result of options granted to Messrs. Christmas, Devine, Jurand and Stout that are exercisable within 60 days as of March 1, 1996 for 240,000; 18,200; 55,100 and 26,850 shares, respectively and for 2,000 shares to each of Messrs. Kean, Siegel, Viggiano, Murphy and Geary or (ii) are allocated to the beneficial owner's account under the Corporation's 401(k) plan.

(4) Includes 8,000 shares the beneficial ownership of which is disclaimed.

(5) Includes 9,000 shares the beneficial ownership of which is disclaimed.

(6) Class includes 350,150 shares issuable upon the exercise of options granted that were exercisable within 60 days as of March 1, 1996.

     In December 1994, the Board of Directors adopted a policy requiring minimum levels of ownership of the Corporation's common stock by its directors and the officers of the Corporation and its subsidiaries. Within a four-year period, officers and directors are required to be beneficial owners of common stock with a market value equivalent as follows: directors -- four times their annual retainer; president and chief executive officer -- four times his annual base pay; vice presidents of the parent and subsidiary presidents -- two and one-half times their annual base pay; and subsidiary vice presidents -- one-half of their annual base pay.

     (c) The Corporation has not issued nor has outstanding any Preferred Stock.

                             ELECTION OF DIRECTORS

     The By-Laws of the Corporation provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. Pursuant to action taken by the Board of Directors on July 27, 1995, the number of directors of the Corporation was increased from six to seven and Robert G. Raynolds was elected to serve on the Board of Directors, both effective August 15, 1995. The Corporation's By-Laws also provide that the Board of Directors shall be divided into three classes with directors in each class serving three-year terms.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for James W. Christmas, Joel D. Siegel and Christopher A. Viggiano as directors of the Corporation for three-year terms expiring at the 1999 Annual Meeting of Stockholders or until their successors are elected or appointed. All of the foregoing persons are presently serving as directors of the Corporation.

     Should any nominee become unable or refuse to accept nomination or election, it is intended that the persons named as proxies will vote for the election of such other persons for such office as the Board of Directors may recommend in the place of such nominee. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election. Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Corporation who will continue in office after the Meeting.

         NAME, AGE                                 PRINCIPAL OCCUPATION
        AND POSITION                              DURING LAST FIVE YEARS
- ----------------------------  ---------------------------------------------------------------
James W. Christmas, 48......  Served as director, president and chief executive officer of
  Member, Executive           the Corporation since 1988. Term expires in 1996.
  Committee

Joel D. Siegel, 54..........  Served as director since 1988. Attorney-at-law and president,
  Member, Executive and       Orloff, Lowenbach, Stifelman & Siegel, P.A.*, Roseland, NJ,
  Compensation Committees     since 1975. Served as president and chief executive officer of
                              Constellation Bancorp*, Elizabeth, NJ, and Constellation Bank*,
                              Elizabeth, NJ, for the period April 26, 1991 to December 6,
                              1991. Term expires in 1996.

Christopher A. Viggiano, 42.. Served as director since 1988. He is president, majority owner
  Member, Audit and           and chairman of the board of O'Bryan Glass Corp.*, Queens, NY,
  Compensation Committees     and served as vice president, majority owner and chairman of the board from 1985 to December 1, 1991. He is a Certified
                              Public Accountant. Term expires in 1996.

Stewart B. Kean, 61.........  Served as Chairman of the Board of Directors since 1988. Served
  Chairman, Member,           as president of Utility Propane Company, a former subsidiary,
  Executive Committee         from 1965 to 1989. He is past president of the National LP Gas
                              Association and past president of the World LP Gas Forum. He currently serves as a member of the Council of the World LP Gas
                              Forum. Term expires in 1997.

James E. Murphy, Jr., 39....  Served as director since 1988. Heads a political and
  Member, Compensation        governmental relations consulting firm offering strategic
  Committee                   planning and management consulting services to Republican
                              candidates nationwide, with extensive experience at the
                              presidential, state and congressional levels. Based in
                              Gaithersburg, Maryland, he also advises corporations and
                              industry groups on strategic planning, governmental relations and grassroots lobbying projects. Term expires in 1997.

G. Stanton Geary, 61........  Served as director since 1988. He is proprietor of Gemini
  Member, Compensation        Associates*, Pomfret, CT, a venture capital consulting firm,
  Committee                   and is business manager of the Rectory School*, Pomfret, CT.
                              Term expires in 1998.

Robert G. Raynolds, 44......  Served as director since 1995. He has been an independent consulting geologist for several major and independent oil and gas companies from 1992 until the present and was a geologist with Amoco Production Company from 1983 until 1992. Term
                              expires in 1998.

     RELATIONSHIPS: Mr. Raynolds is Mr. Kean's nephew. During 1995, the Corporation retained the firm of Orloff, Lowenbach, Stifelman & Siegel, P.A. for legal counsel of which Joel D. Siegel, a KCS director, is a member. It is the opinion of management that the professional fees charged are comparable to the fees of other law firms of similar size and expertise.

- ---------------

* Non-affiliate of KCS

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                             AND CERTAIN COMMITTEES

     The Board of Directors held a total of 9 meetings during 1995. Each director, following his election, attended at least 75% of the meetings of the Board of Directors and all meetings of the committees of which he is a member, except for Mr. Murphy who was absent at one meeting of the Compensation Committee.

     The Board of Directors has an Executive Committee composed of Mr. Kean, Mr. Christmas and Mr. Siegel, an Audit Committee composed of Mr. Geary, Mr. Murphy and Mr. Viggiano and a Compensation Committee composed of Mr. Murphy, Mr. Siegel and Mr. Viggiano. The Executive Committee performs the duties of the Board of Directors during intervals between regular Board meetings. The Audit Committee recommends the appointment of independent auditors, reviews the results of audit engagements and fees, and reviews the adequacy of internal controls. The Compensation Committee makes recommendations as to the compensation and certain benefits to be paid to officers and key employees of the Corporation. The Corporation has no nominating committee.

     The Audit and Compensation Committees each met two times during 1995. The Executive Committee met once during 1995.

                             CHANGE IN FISCAL YEAR

     In December 1995, the Board of Directors approved a change of the Corporation's fiscal year end from September 30 to December 31 in order to enhance comparability of the Corporation's results of operations with those of its peers in the energy industry. Financial statements have been recast to reflect calendar years.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed of three non-employee directors of the Corporation. The Committee is charged with the determination of compensation for the senior executives of KCS and its subsidiaries, including the granting of awards to such executives under the various incentive compensation programs maintained by the Corporation. The Committee reviews individual performance and the performance of the Corporation and each operating subsidiary.

COMPENSATION PHILOSOPHY AND POLICIES

     The objective of the KCS executive compensation program is to motivate and reward senior executives who are responsible for realizing financial and strategic objectives which are integral to the Corporation's success and the resultant enhancement of stockholder value. The Corporation's program is intended to enable the Corporation to attract, retain, motivate and reward executive talent of the highest caliber. The program is also intended to be competitive with companies which are competitors of KCS.

     The Corporation intentionally pays annual base salaries to senior executives which are at or slightly below the competitive market. The base salaries are supplemented by an annual cash incentive bonus plan (described below), which is based upon performance. The Corporation's philosophy is to have a major portion of total compensation based upon long-term results, emphasizing increased stockholder value. To this end, the Corporation utilizes stock options, stock grants and performance units. The Committee establishes targets for earning incentive-based compensation which the Committee believes are difficult to achieve, and will be achieved only 50% of the time.

     The Committee relies upon compensation comparisons with other companies in the industry in order to determine the competitiveness of its executive compensation program. Most of the competing companies surveyed are included in the industry performance graph comparing Five-Year Cumulative Stockholder Total Return (see page 12 of this proxy statement). From time to time, the Committee engages independent compensation experts to assist the Committee in its information gathering and compensation package design functions.

     Once the competitiveness and effectiveness of the Corporation's programs are evaluated, and the results of operations for the prior year are available, the Committee establishes base pay and annual and long-term incentive compensation targets. In determining salary adjustments and incentive payments for the executives (other than Mr. Christmas), the Committee also considers recommendations made by Mr. Christmas.

BASE PAY

     Effective January 1, 1995, the Company granted base salary increases to its entire senior executive group of approximately 4.5%. This included a base pay increase to Mr. Christmas of $13,000 (4.6%), increasing his base pay to $298,000. The base pay increases, while subjectively determined, were primarily related to cost of living increases. However, the individual's current performance, experience, scope of responsibilities and the competitive environment for comparable positions within the industry were also considered.

     Prior to 1994, annual base pay for each executive generally was not increased except to take into account cost of living increases. However in 1994, as a result of the significant growth of the Corporation in recent years and the changing market environment over that time, the Committee engaged an independent compensation expert to assist it in both an overall review of the components of the compensation program and an evaluation of the Corporation's executive base salaries and incentive award levels in comparison to the market and its peer companies.

     The results of the independent compensation expert's study indicated that while KCS has a well conceived executive compensation program designed to pay for performance, in a number of instances base pay and to a lesser extent incentive opportunities were significantly below market. Considering the results of that study, while adhering to its underlying compensation philosophy of paying base salaries at or slightly below market, the Corporation granted base salary increases in 1994 designed to bring executive base salaries closer to, but still below, market based on the report of the independent compensation expert.

ANNUAL INCENTIVE AWARDS

     The Corporation's annual cash incentive bonus program is designed to reward executives for the achievement of annual performance objectives. Each subsidiary and the Corporation as a whole are given performance targets. The bonus of each executive is expressed as a percentage of calendar year base pay, usually between 30% and 45%, depending on the executive's position. For results in excess of the target, the annual cash incentive award increases, up to maximum levels which are set at from 50% to 80% of calendar year base pay, depending on the executive's position. For fiscal year ended September 30, 1995, Mr. Christmas was entitled to 45% of base pay if the Corporation achieved its target, and a maximum of 80% of base pay depending upon results in excess of the target. As discussed below, Mr. Christmas was paid a bonus of approximately 16.8% of calendar year base pay.

     The target established for each executive is related primarily to results of operations for that executive's direct employer. That is, an executive employed by a subsidiary is given an incentive target related to that subsidiary's performance. Executives employed by KCS Energy, Inc., the parent corporation, are given a target based upon total company performance. Performance criteria are chosen for their potential contribution to the creation of stockholder value, and include in addition to earnings per share, growth in cash flow per share and growth in oil and gas reserves.

LONG-TERM INCENTIVE

     The Corporation uses stock options, restricted stock and performance units to reward executives, based upon the long-term performance of the Corporation or the subsidiary by which the executive is employed, as the case may be. For performance units, three-year targets are set. The target award level for each executive is based on the scope and complexity of that executive's position in the organization. The value of each performance unit ranges from $0 to $175, depending on the results of operations as compared to the targeted results. If the targeted results are reached, the value of each performance unit is $100.

     For executives of the Corporation itself, the performance unit plan is targeted based on cumulative growth in earnings per share, cash flow per share and proved oil and gas reserves for the three years ended December 31, 1998. If that target is reached, the performance units will have a value of $100 each. Performance criteria for executives employed by subsidiaries are established based upon appropriate targets relevant to each subsidiary. In this way, the performance unit program rewards executives of subsidiaries for their contribution to the long-term success of the Corporation, based upon the performance of their direct employer.

     In November 1995, the Corporation granted 1,000 performance units to Mr. Christmas and 500 units to the other three highest paid executives. This number was determined subjectively, and did not result from the application of any formula or other mathematical process.

     Under the Corporation's 1992 Stock Plan, officers and key employees of the Corporation are eligible to receive grants of stock options, restricted stock and bonus stock. Restricted stock and bonus stock are used primarily in rewarding and motivating employees below the executive level for their contribution to the long-term success of the Corporation; however, grants may also be made to executives, in the Committee's discretion.

     The Corporation uses annual grants of stock options to closely align executives' financial interests with those of stockholders. In 1995, the number of options was determined subjectively, not by the application of any formula or other mathematical process. The Committee considered individual and overall Corporation or subsidiary performance in determining the final number of options granted. All options granted to date have been non-qualified stock options at fair market value as of the date of grant, and generally vest either one-third or one-fourth per year beginning one year after the grant.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee applies the same philosophy in determining the compensation of the chief executive officer, Mr. Christmas, as it does with the rest of the executive officer group. That is, to maintain base salary at or slightly below market, with emphasis placed on incentive compensation.

     In keeping with the policy to limit normal base salary increases to account primarily for increases in the cost of living, Mr. Christmas received a base pay increase of 4.6%, to $298,000 maintaining Mr. Christmas' base salary in line with, but still below, the indicated salary based on peer group comparisons.

     Mr. Christmas was paid a $50,000 annual incentive bonus, representing 16.8% of calendar year base pay. While earnings per share of $1.94 for the fiscal year ended September 30, 1995 were below the target level of performance the Committee established for 1995, the Committee considered several other factors, including the completion of two major oil and gas property acquisitions, and the associated financing, which significantly expanded and diversified the Corporation's asset base.

     In November 1995, the Committee granted Mr. Christmas 40,000 stock options. The Committee also granted Mr. Christmas 1,000 units under the Corporation's performance unit plan, which ties into the achievement of long-term strategic initiatives. The targeted goal under the performance unit plan for Mr. Christmas is based on cumulative growth in earnings per share, cash flow per share and proved oil and gas reserves for the three years ended December 31, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Joel D. Siegel, Chair of the Committee, is a member of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., legal counsel to the Corporation.

COMPENSATION COMMITTEE MEMBERS

         Joel D. Siegel, Chair
         James E. Murphy, Jr.
         Christopher A. Viggiano

                                   EXECUTIVE OFFICERS

     In addition to Mr. Christmas who is also a director of the Corporation, the following persons are executive officers of the Corporation, each of whom serves at the discretion of the Board of Directors.

                   NAME                                    POSITION                       AGE
    ----------------------------------  ----------------------------------------------    ---
    C. R. Devine......................  Vice President, Oil and Gas Operations of KCS     49
                                          and President, KCS Resources, Inc., oil and
                                          gas subsidiary
    Harry Lee Stout...................  President, KCS Energy Marketing, Inc., KCS        48
                                          Michigan Resources, Inc. and KCS Pipeline
                                          Systems, Inc., marketing and transportation
                                          subsidiaries
    Henry A. Jurand...................  Vice President, Chief Financial Officer and       46
                                          Secretary of KCS

     C. R. Devine was named vice president, oil and gas operations of KCS in December 1992 and president of KCS Resources, Inc., the KCS subsidiary engaged in oil and gas exploration and production, in December 1993. He has served as principal operating officer of KCS' oil and gas operations since 1988. He has been employed by KCS and its predecessor companies since 1974.

     Harry Lee Stout has served as president of KCS Energy Marketing, Inc., and KCS Pipeline Systems, Inc., the KCS subsidiaries engaged in natural gas marketing and transportation, since joining KCS in August 1991. He was named president, KCS Michigan Resources, Inc., in November 1995. From 1990 to 1991, he was vice president of Minerex Corporation, Houston, Texas. From 1978 to 1990 he was employed by Enron Corp., holding management positions including senior vice president of Houston Pipe Line Company and executive vice president, Enron Gas Marketing Company, both subsidiaries of Enron Corp.

     Henry A. Jurand has served as vice president of KCS since September 1990, as Chief Financial Officer since January 1996, as treasurer from March 1991 to December 1995 and as secretary since February, 1992. From 1988 to 1990, he was a senior vice president of Private Capital Partners, Inc., New York, N.Y. From 1977 to 1988, he was employed by Baltimore Gas and Electric Company, holding management positions including vice president and chief financial officer of Constellation Holdings, Inc., a subsidiary.

                             EXECUTIVE COMPENSATION

     The following tables and discussion, based on December 31 fiscal year-end periods, summarize the compensation of the chief executive officer of the Corporation and each executive officer of the Corporation whose total annual salary and bonus is greater than $100,000 for 1995.

                           SUMMARY COMPENSATION TABLE

          (A)              (B)        (C)         (D)            (E)            (F)          (G)         (H)      (I)
                                                                               LONG TERM COMPENSATION AWARDS
                                                                            ------------------------------------
                                                                             RESTRICTED   OPTIONS/   PERFORMANCE
                         CALENDAR             PERFORMANCE   OTHER ANNUAL    STOCK & CASH    SARS      UNIT PLAN      ALL OTHER
   NAME AND POSITION       YEAR    SALARY($)   AWARD($)    COMPENSATION($)   AWARDS($)    AWARDS(#)   AWARDS($)   COMPENSATION($)
- -----------------------  --------  ---------  -----------  ---------------  ------------  ---------  -----------  ---------------
James W. Christmas.....    1995      298,000     50,000                                     40,000      87,500         11,169
  President and Chief      1994      285,600     67,300          --                --       40,000      87,500         13,296
  Executive Officer        1993      188,900    147,300          --                --       40,000      87,500         16,611
C.R. Devine............    1995      183,000     20,000                        48,500       15,000      43,750         11,169
  Vice President, Oil      1994      175,000     32,600          --            50,950       20,000      43,750         13,609
  and
  Gas Operations,          1993      127,000     63,500          --            76,150       20,000      43,750         11,459
  and President,
  KCS Resources, Inc.
Harry Lee Stout........    1995      156,700     10,000                                     15,000       8,000         11,169
  President, KCS Energy    1994      150,000      9,125          --                --       15,000       4,950         12,111
  Marketing, Inc.,         1993      131,000     39,200          --                --       15,000          --         10,703
  KCS Pipeline Systems,
  Inc. and KCS Michigan
  Resources, Inc.
Henry A. Jurand........    1995      149,800     50,000                                     15,000      43,750         11,154
  Vice President, Chief    1994      143,300     23,950          --                --       10,000      43,750         12,702
  Financial Officer and    1993      138,300     69,150          --                --       10,000      43,750         12,479
  Secretary

- ---------------

(1) The amounts set forth in column (c) for Mr. Christmas include directors fees of $600 and $4,800 paid in 1994 and 1993, respectively.

(2) The amounts set forth in column (d) represent performance awards which are paid in December each year for performance during the previous fiscal years ended September 30. Awards were paid to all recipients based on attainment of specific goals including profitablity and growth of the Corporation and its various operating segments.

(3) The amount set forth in column (f) for Mr. Devine reflects a restricted cash award of $30,000 and 8,400 shares of restricted stock, both vesting one-third each year on December 2, 1993, 1994 and 1995.

(4) The amounts set forth in column (g) represent the number of stock options granted in the year under the KCS Energy, Inc. 1992 Stock Plan. See the notes to the table entitled "Option/SAR Grants in Last Fiscal Year."

(5) The Performance Unit Plan award amounts set forth in column (h) are awarded pursuant to the KCS Performance Unit Plan in December for performance during the previous three fiscal years ended September 30. See the notes to the table entitled "Long-Term Incentive Plan -- Awards in Last Fiscal Year."

(6) Amounts shown in column (i) represent amounts contributed by the Corporation as 50% matching contributions for up to the first 6% of base salary contributed by the named individual to the KCS Savings and Investment Plan and the pro rata share of the Corporation's discretionary profit sharing contribution made on behalf of the named individual to the KCS Savings and Investment Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

              (A)                      (B)           (C)            (D)            (E)                (F)         (G)
                                                                                                   POTENTIAL REALIZABLE VALUE
                                                                                                     @ ASSUMED ANNUAL RATES
                                                                                                   OF STOCK PRICE APPRECIATION
                                                                                                         FOR OPTION TERM
                                                                                                 -------------------------------
                                                                                                 IF STOCK PRICE   IF STOCK PRICE
                                                                                                   AT $21.18        AT $33.72
                                     OPTIONS/     % OF TOTAL                                        IN 2005          IN 2005
                                      SARS         GRANTED        EXERCISE      EXPIRATION       --------------   --------------
       NAME AND POSITION             GRANTED       IN FY 95        PRICE           DATE                5%              10%
- --------------------------------     -------      ----------      --------      ----------       --------------   --------------
All Stockholders' Stock
  Appreciation..................        N/A           N/A             N/A             N/A         $ 94,203,592     $238,730,398
James W. Christmas..............     40,000           38%          $13.00        11/29/05         $    327,025     $    828,746
  President and Chief Executive
  Officer
C.R. Devine.....................     15,000           14%          $13.00        11/29/05         $    122,634     $    310,780
  Vice President, Oil and Gas
  Operations, and President, KCS
  Resources, Inc.
Harry Lee Stout.................     15,000           14%          $13.00        11/29/05         $    122,634     $    310,780
  President, KCS Energy
  Marketing, Inc., KCS Pipeline
  Systems, Inc. and KCS Michigan
  Resources, Inc.
Henry A. Jurand.................     15,000           14%          $13.00        11/29/05         $    122,634     $    310,780
  Vice President, Chief
  Financial Officer and
  Secretary

- ---------------
(1) All options were granted under the KCS Energy, Inc. 1992 Stock Plan.

(2) The exercise price for all options granted during fiscal 1995 is equal to the fair market value of the Common Stock on the date of the grant, November 29, 1995. The options granted become exercisable in one-fourth increments at the end of each year following the date of the grant. Exercise rights and expiration dates may be affected by the death, retirement, termination of employment or disability of an optionee.

                 AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND FY-END OPTION/SAR VALUES TABLE

              (A)                     (B)            (C)              (D)             (E)             (F)            (G)
                                                                           NUMBER OF                  VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS/SARS @         IN-THE-MONEY OPTIONS/
                                                                                                     SARS @ FY-END 95($)(3)
                                    SHARES                               FY-END 95(#)
                                   ACQUIRED         VALUE        -----------------------------     --------------------------
       NAME AND POSITION          ON EXERCISE    REALIZED(1)     EXERCISABLE(2)  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
- ------------------------------- ---------------  -----------     --------------  -------------     ----------   -------------
James W. Christmas.............           0       $       0          240,000         90,000        $2,614,700      $95,000
  President and Chief Executive
  Officer
C.R. Devine....................           0       $       0           18,200         40,000        $   30,500      $37,500
  Vice President, Oil and Gas
  Operations, and President,
  KCS Resources, Inc.
Harry Lee Stout................      10,000       $ 173,750           33,850         33,750        $  261,375      $35,625
  President, KCS Energy
  Marketing, Inc., KCS Pipeline
  Systems, Inc. and KCS
  Michigan Resources, Inc.
Henry A. Jurand................       5,000       $  67,293           55,100         27,500        $  584,510      $33,750
  Vice President, Chief
  Financial Officer and
  Secretary

- ---------------
(1) Market Value of underlying securities at exercise minus the exercise price.

(2) Options granted to these executives under the KCS Energy, Inc. 1988 Stock Plan and the KCS Energy, Inc. 1992 Stock Plan become exercisable in equal installments over a period of either three or four years from the date of grant.

(3) Market value of underlying securities at December 31, 1995 ($15.00 per share), minus the exercise price.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                 (a)                          (b)              (c)           (d)       (e)        (f)
                                                                             ESTIMATED FUTURE PAYOUTS
                                           NUMBER OF       PERFORMANCE     -----------------------------
          NAME AND POSITION            PERFORMANCE UNITS     PERIOD        THRESHOLD  TARGET    MAXIMUM
- -------------------------------------  -----------------   -----------     -------   --------   --------
James W. Christmas...................        1,000           FY 96-98      $25,000   $100,000   $175,000
  President and Chief Executive
  Officer

C.R. Devine..........................          500           FY 96-98       12,500     50,000     87,500
  Vice President, Oil and Gas
  Operations, and President, KCS
  Resources, Inc.

Harry Lee Stout......................          500           FY 96-98       12,500     50,000     87,500
  President, KCS Energy Marketing,
  Inc., KCS Pipeline Systems, Inc.
  and KCS Michigan Resources, Inc.

Henry A. Jurand......................          500           FY 96-98       12,500     50,000     87,500
  Vice President, Chief Financial
  Officer and Secretary

- ---------------
(1) The KCS Performance Unit Plan is designed to promote the profitable growth of the Corporation through awards of performance units which become cash awards at the end of a period of years, currently three years. The Compensation Committee of the Board of Directors establishes separate performance criteria for each executive. Performance criteria consider attainment of certain financial goals and are based on reasonable accounting measures, including but not limited to, growth in earnings per share for corporate executives and growth in subsidiary operating income for subsidiary executives. The value of each performance unit could range from $25 to $175 depending on the attainment of performance criteria.

(2) The awards described above provide for the payments indicated in column (e) if targeted three-year cumulative goals are achieved. The potential payments indicated in column (d) are the awards payable if the minimum approved three-year goals are achieved. The potential payments indicated in column
    (f) are the maximum awards payable if three-year cumulative goals significantly exceed the target amount.

EMPLOYEE'S RETIREMENT PLAN OF KCS

     On September 26, 1991, the Corporation's Board of Directors amended the Employee's Retirement Plan of KCS (the "Retirement Plan") to freeze the accrual of future benefits effective October 31, 1991. The Board of Directors then took action to terminate the Plan effective September 30, 1995. The Company has filed all required standard termination applications with both the Internal Revenue Service and the Pension Benefit Guaranty Corporation. A complete settlement of the Plan's projected benefit obligations is expected to occur during 1996.

     The Plan, established October 1, 1988, which is funded entirely by the Corporation, provides that a participant retiring at or after age 65 will receive an annual retirement benefit equal in amount (when calculated as a life annuity with two years certain) to 1 1/2% of the participant's final average compensation (the average of the highest five consecutive calendar year's base earnings) multiplied by the number of years of credited service. Base earnings covered under the Retirement Plan include base wages only; directors who are not also officers or employees do not participate. The following table shows annual pension benefits payable to participants upon normal retirement at age 65 for various levels of final average compensation and years of service, assuming the election of a retirement allowance payable as a life annuity with two years certain:

     HIGHEST AVERAGE
       ANNUAL FIVE
    CONSECUTIVE YEARS     ANNUAL BENEFITS FOR YEARS OF SERVICE INDICATED
    -----------------     -----------------------------------------------
       BASE SALARY        10 YEARS     20 YEARS     30 YEARS     40 YEARS
    -----------------     --------     --------     --------     --------
        $  50,000         $  7,500     $ 15,000     $ 22,500     $ 30,000
          100,000           15,000       30,000       45,000       60,000
          150,000           22,500       45,000       67,500       90,000

     The benefit amounts shown in the above table are not subject to any deduction for Social Security benefits or other offset amounts. The number of years of service now credited under the Retirement Plan for the following executive officers, including prior service with NUI Corporation, is: James W. Christmas, 13 years; Henry A. Jurand, 1 year; C. R. Devine, 15 years and Harry Lee Stout, 0 years.

COMPENSATION OF DIRECTORS

     Directors who are not executive officers of KCS were paid an annual retainer of $20,000 (paid one-half in cash and one-half in Common Stock) in 1995. Directors who are not executive officers were paid $1,500 for each meeting of the Board of Directors and $1,000 for each committee meeting attended during 1995. KCS also reimburses directors for expenses they incur in attending board and committee meetings.

     There was no compensation, not covered above, paid or distributed in 1995 to any of the directors who are not executive officers of KCS, except for a non-preferential discount of $4,500 on the purchase of 3,000 shares of KCS Common Stock through the KCS Employee Stock Purchase Program by Mr. Kean and a for a non-preferential discount of $2,776 on the purchase of 1,633 shares of KCS Common Stock through the KCS Employee Stock Purchase Program by Mr. Geary.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen, LLP, 1345 Avenue of the Americas, New York, NY 10105, independent certified public accountants, have been auditors of the Corporation since its inception on June 1, 1988, and prior to that time, were auditors of NUI Corporation, the former parent company of the Corporation's subsidiaries. They have been selected by the Board of Directors, upon recommendation of its Audit Committee, to serve as independent public accountants for the Corporation and its subsidiaries for 1996.

     It is expected that representatives of Arthur Andersen, LLP will be present at the Meeting with the opportunity to make a statement if they desire to do so and also will be available to respond to appropriate questions raised at the meeting or submitted in writing before the Meeting.

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock to the New York Stock Exchange ("NYSE") Market Value Index and to a Peer Group (which includes the Corporation, American Exploration Company, Apache Corporation, Arch Petroleum Inc., Burlington Resources Inc., Cabot Oil & Gas Corporation, Devon Energy Corporation, Forest Oil Corp., Gerrity Oil & Gas Co., Helmerich & Payne, Inc., Kelley Oil & Gas Corporation, Louisiana Land & Exploration Company, Mesa Inc., Mitchell Energy & Development Corp., Noble Affiliates, Inc., Nuevo Energy Company, Parker & Parsely Petroleum Company, Plains Resources, Inc., Pogo Producing Company, Presidio Oil Company, Snyder Oil Corporation, Wainoco Oil Corporation and Wiser Oil Company) for the last five fiscal years. Dekalb Energy Corporation (acquired by Apache Corporation in May 1995), Maxus Energy Corporation (acquired by YPF Sociedad Anonima in June 1995) and Plains Petroleum Company (acquired by Barrett Resources in July 1995) were deleted from the Peer Group. In February 1995, Kelley Oil Corporation merged with Kelley Partners to form Kelley Oil & Gas Corporation. The graph assumes that the value of the investment in the Corporation's Common Stock and each index was $100 at January 1, 1991 and that all dividends were reinvested.

                 FIVE-YEAR CUMULATIVE STOCKHOLDER TOTAL RETURN

   MEASUREMENT PERIOD           KCS
  (FISCAL YEAR COVERED)     ENERGY, INC   PEER GROUP      NYSE
1990                               100          100          100
1991                            113.04        91.57       129.41
1992                            558.18       108.00       135.50
1993                           1408.31       130.13       153.85
1994                            858.68       113.45       150.86
1995                            798.48       130.33       195.61

                                 ANNUAL REPORT

     Included with this Proxy Statement is the Annual Report for the fiscal year ended December 31, 1995. Stockholders are referred to this report for financial and other information about the activities of the Corporation. Management's Discussion and Analysis of Financial Condition and Results of Operations on pages 18 through 24 and the consolidated financial statements of the Corporation on pages 26 through 44 of the Annual Report are incorporated herein by reference. The rest of the Annual Report is not to be considered a part of this Proxy Statement.

     THE CORPORATION WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) TO A BENEFICIAL OWNER OF ITS SHARES UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. PLEASE WRITE TO HENRY A. JURAND, SECRETARY, KCS ENERGY, INC., 379 THORNALL STREET, EDISON, NJ 08837.

                             REVOCABILITY OF PROXY

     The form of proxy enclosed is for use at the Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised. All shares represented by valid proxies received prior to the Meeting, pursuant to this solicitation and not revoked before they are exercised, will be voted. Pursuant to Delaware statutes, the presence at any Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the Meeting prior to the voting of such proxy.

                                 VOTE REQUIRED

     The number of affirmative votes necessary for the election of directors is a plurality of the shares of the Corporation's Common Stock present or represented by proxy and voted at the Meeting.

                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission. Should a stockholder intend to present a proposal at the 1997 Annual Meeting, it must be received by the Secretary of the Corporation at 379 Thornall Street, Edison, NJ 08837, by not later than December 8, 1996, in order to be eligible for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Such proposals must meet all of the requirements of the Securities and Exchange Commission to be eligible for inclusion in the Corporation's 1997 Proxy materials. Among such requirements, at the time of submission of the proposal, the submitting stockholder must be the record or beneficial owner of 1% or $1,000 in market value of the Corporation's Common Stock for at least one year.

                       SECURITIES EXCHANGE ACT COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such Forms it has received, the Corporation believes that all its executive officers, directors and greater than ten percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during 1993, 1994 and 1995, except that on July 16, 1993, while traveling overseas, Mr. Geary, a director, sold 1,000 shares of Common Stock in a limit transaction and inadvertantly reported the sale late on Form 4 on September 8, 1993.

                                 OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters in accordance with the judgment of the person acting under the proxy.

                                          By Order of the Board of Directors

                                          Henry A. Jurand
                                          Secretary

Edison, New Jersey
April 8, 1996

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE          KCS ENERGY, INC.

    ANNUAL MEETING OF STOCKHOLDERS                           The undersigned hereby appoints James W. Christmas and
              MAY 16, 1996                                 Henry A. Jurand, and each of them, attorneys and proxies, with power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of the
                                                           Corporation to be held on May 16, 1996 and at any adjournment thereof, upon matters properly coming before the meeting, as set forth in the related Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. The proxies are instructed to vote as follows:

                                                           1. Election of the Board's nominees                              With-
                                                              for Director                                      For         hold

                                                                                       James W. Christmas      /  /         /  /

                                                                                           Joel D. Siegal      /  /         /  /

                                                                                  Christopher A. Viggiano      /  /         /  /

                                                                          (the Board of Directors recommends a vote "FOR")

                                                           2. To take action upon any other business as may properly come
                                 ----------------------       before the meeting.
Please be sure to sign and date  Date
  this Proxy in the box below.                                                                                  Yes           No
- -------------------------------------------------------
                                                           DO YOU INTEND TO ATTEND THIS MEETING?               /  /         /  /

- -------------------------------------------------------      UNLESS OTHERWISE SPECIFIED IN THE SQUARES OR
Stockholder sign above    Co-holder (if any) sign above    SPACE PROVIDED IN THIS PROXY, THIS PROXY WILL BE
                                                           VOTED FOR THE BOARD'S NOMINEES.


 -  Detach above card, sign, date and mail in postage paid envelope provided. -

                                KCS ENERGY, INC.
- --------------------------------------------------------------------------------
Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc.

For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
- --------------------------------------------------------------------------------